EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Ultimate Reports Q2 2016 Financial Results

•	Record Recurring Revenues of $158.5 Million, Up by 27%

•	Total Revenues of $186.5 Million, Up by 27%

Weston, FL, July 26, 2016 — Ultimate Software (Nasdaq: ULTI), a leading provider of human capital management (HCM) solutions in the cloud, announced today its financial results for the second quarter ended June 30, 2016. Ultimate reported recurring revenues of $158.5 million, a 27% increase, and total revenues of $186.5 million, a 27% increase, both compared with 2015’s second quarter. GAAP net income for the second quarter of 2016 was $1.7 million, or $0.06 per diluted share, as compared with GAAP net income of $3.7 million, or $0.12 per diluted share, for the second quarter of 2015.

Non-GAAP net income for the second quarter of 2016, which excludes stock-based compensation expense and amortization of acquired intangibles, was $22.7 million, or $0.76 per diluted share. Non-GAAP net income for the second quarter of 2015 was $18.4 million, or $0.62 per diluted share. See “Use of Non-GAAP Financial Information” below.

“We had a strong second quarter. We executed on all of our key financial objectives and delivered the best quarter in our history for new-business contracts, and our year-over-year customer retention rate again exceeded 97%,” said Scott Scherr, founder, president, and CEO of Ultimate.

“It is a great honor that our UltiPro solution was awarded the highest overall customer satisfaction rating among a field of 96 solutions in the Summer 2016 Core HR Software Grid report by G2 Crowd, the world’s leading business-software review platform. UltiPro earned a score of 98% for customer satisfaction, exceeding the category average of 56%, with satisfaction scores determined by reviews from software users. We are also pleased to be ranked #8 on Forbes’ 2016 ‘Most Innovative Growth Companies’ list and named ‘Best Customer Service Department of the Year’ by Network Products Guide in its 2016 IT World awards, both announced in the second quarter.”

Ultimate’s financial results teleconference will be held today, July 26, 2016, at 5:00 p.m. Eastern time, at www.investorcalendar.com/event/174854. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern time today. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

•
Recurring revenues from our cloud offering grew by 27% for the second quarter of 2016 as compared with the same period in 2015. Recurring revenues were 85% of total revenues for the second quarter of 2016 and 84% of total revenues for the second quarter of 2015.

•	Ultimate’s total revenues for the second quarter of 2016 increased by 27%, as compared with those for the second quarter of 2015.

•
Ultimate’s annualized retention rate, on a rolling 12-month basis, exceeded 97% for its recurring revenue cloud customer base as of June 30, 2016, which compares with greater than 96% for the same period of the prior year.

•
Cash flows from operating activities for the second quarter of 2016 were $20.4 million, compared with $17.6 million for the second quarter of 2015. For the six months ended June 30, 2016, Ultimate generated $52.5 million in cash from operations, compared with $43.6 million for the six months ended June 30, 2015.

•
In the second quarter of 2016, Ultimate acquired the assets of Capital Analytics, Inc. (d/b/a Vestrics), which is engaged in the business of analytics for human capital and workforce optimization software.

Stock Repurchases

The combination of cash, cash equivalents, and corporate marketable securities was $104.9 million as of June 30, 2016, compared with $129.4 million as of December 31, 2015.

During the six months ended June 30, 2016, we used a combined total of $48.3 million in relation to the purchase of our common stock, $0.01 par value common stock ("Common Stock") and to settle employee taxes for restricted stock vestings—$29.7 million to acquire 190,400 shares of our outstanding Common Stock under our previously announced stock repurchase plan (the "Stock Repurchase Plan"), and $18.6 million to acquire 117,877 shares of our Common Stock to settle employees’ tax withholding obligations associated with their restricted stock that vested during the period. We have 1,342,005 shares available for repurchase under our Stock Repurchase Plan.

Financial Outlook

Ultimate provides the following financial guidance for the third quarter ending September 30, 2016, and full year 2016:

For the third quarter of 2016:

•	Recurring revenues of approximately $165 million,

•	Total revenues of approximately $197 million, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 19%.

For the year 2016:

•	Recurring revenues to increase by approximately 26% over 2015,

•	Total revenues to increase by approximately 26% over 2015, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 21%.

Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release.

Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate Software
Ultimate is a leading provider of cloud-based human capital management (HCM) solutions, with approximately 30 million people records in the cloud. Ultimate’s award-winning UltiPro delivers HR, payroll, talent, and time and labor management solutions that connect people with the information they need to work more effectively. Founded in 1990, the company is headquartered in Weston, Florida, and employs more than 3,300 professionals. In 2016, Fortune ranked Ultimate #1 on its list of 10 Best Large Workplaces in Technology and #15 on Fortune’s 100 Best Companies to Work For list, the fifth consecutive year to be ranked in the top 25. Ultimate was also ranked #8 on Forbes magazine’s list of the 100 Most Innovative Growth Companies and ranked #1 in customer satisfaction in G2 Crowd’s Summer 2016 Core HR Software Grid report, based on user reviews. In 2015, Ultimate was recognized by Fortune as one of the 100 Fastest-Growing Companies; named among InformationWeek's Elite 100, honoring innovation in business technology; and recognized as a “Leader” in Nucleus Research’s HCM Technology Value Matrix. Ultimate has more than 3,400 customers with employees in 160 countries, including Bloomin’ Brands, Culligan International, Feeding America, Major League Baseball, Pep Boys, SUBWAY, Texas Roadhouse, and Yamaha Corporation of America. More information on Ultimate’s products and services for people management can be found at www.ultimatesoftware.com.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Recurring	$158,479	$124,407	$311,230	$243,516
Services	28,058	22,823	62,521	48,591
Total revenues	186,537	147,230	373,751	292,107
Cost of revenues:
Recurring	42,951	34,388	82,408	67,177
Services	29,342	23,621	62,146	47,939
Total cost of revenues	72,293	58,009	144,554	115,116
Gross profit	114,244	89,221	229,197	176,991
Operating expenses:
Sales and marketing	54,548	39,195	111,130	79,958
Research and development	29,053	23,906	56,568	45,304
General and administrative	22,180	18,488	43,709	34,340
Total operating expenses	105,781	81,589	211,407	159,602
Operating income	8,463	7,632	17,790	17,389
Other income (expense):
Interest and other expense	(180)	(135)	(364)	(250)
Other income, net	102	46	205	103
Total other expense, net	(78)	(89)	(159)	(147)
Income before income taxes	8,385	7,543	17,631	17,242
Provision for income taxes	(6,708)	(3,886)	(13,519)	(9,425)
Net income	$1,677	$3,657	$4,112	$7,817
Net income per share:
Basic	$0.06	$0.13	$0.14	$0.27
Diluted	$0.06	$0.12	$0.14	$0.26
Weighted average shares outstanding:
Basic	28,895	28,591	28,860	28,587
Diluted	29,893	29,591	29,927	29,599

Stock-based Compensation

The following table sets forth the stock-based compensation expense resulting from stock-based arrangements (excluding the income tax effect, or “gross”) and the amortization of acquired intangibles that are recorded in Ultimate’s unaudited condensed consolidated statements of income for the periods indicated (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Stock-based compensation expense:
Cost of recurring revenues	$2,168	$1,546	$4,098	$2,973
Cost of services revenues	1,476	1,186	3,021	2,468
Sales and marketing	15,015	10,751	28,683	18,534
Research and development	1,920	1,842	3,767	3,090
General and administrative	8,064	6,452	15,488	10,789
Total non-cash stock-based compensation expense	$28,643	$21,777	$55,057	$37,854

Amortization of acquired intangibles:
General and administrative	$257	$264	$504	$528
Total amortization of acquired intangibles	$257	$264	$504	$528

Stock-based compensation for the three and six months ended June 30, 2016 was $28.6 million and $55.1 million, respectively, as compared with stock-based compensation for the three and six months ended June 30, 2015 of $21.8 million and $37.9 million, respectively. The increases in stock-based compensation for the three and six months ended June 30, 2016 included an increase of $4.1 million and $11.5 million, respectively, associated with modifications made to the Company’s change in control plans in March 2015 and February 2016, which significantly reduced the potential payments that could be made under such plans. As previously disclosed, these changes were made to better align management's incentives with long-term value creation for our shareholders. As part of the modifications in connection with the unwinding of the change in control plans, time-based restricted stock awards (vesting over three years) were granted to certain senior officers in March 2015 and February 2016.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	As of	As of
	June 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$82,318	$109,325
Investments in marketable securities	15,673	10,780
Accounts receivable, net	147,167	130,106
Prepaid expenses and other current assets	53,280	46,804
Deferred tax assets, net	851	883
Total current assets before funds held for clients	299,289	297,898
Funds held for clients	930,790	923,308
Total current assets	1,230,079	1,221,206
Property and equipment, net	153,135	125,492
Goodwill	29,173	24,410
Investments in marketable securities	6,918	9,278
Intangible assets, net	10,840	5,167
Other assets, net	39,009	31,107
Deferred tax assets, net	48,874	48,909
Total assets	$1,518,028	$1,465,569
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,889	$7,395
Accrued liabilities	39,833	42,097
Deferred revenue	156,329	142,793
Capital lease obligations	5,101	4,488
Other borrowings	200	400
Total current liabilities before client fund obligations	210,352	197,173
Client fund obligations	931,249	923,366
Total current liabilities	1,141,601	1,120,539
Deferred revenue	2,660	2,934
Deferred rent	4,140	3,719
Capital lease obligations	4,354	3,665
Deferred income tax liability	824	646
Total liabilities	1,153,579	1,131,503

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	336	333
Additional paid-in capital	517,912	463,609
Accumulated other comprehensive loss	(6,179)	(7,829)
Accumulated earnings	63,739	59,627
	575,808	515,740
Treasury stock, at cost	(211,359)	(181,674)
Total stockholders’ equity	364,449	334,066
Total liabilities and stockholders’ equity	$1,518,028	$1,465,569

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$4,112	$7,817
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,575	10,589
Provision for doubtful accounts	2,136	1,940
Non-cash stock-based compensation expense	55,057	37,854
Income taxes	13,281	9,312
Net amortization of premiums and accretion of discounts on available-for-sale securities	277	—
Excess tax benefit from employee stock plan	(13,130)	(15,910)
Changes in operating assets and liabilities:
Accounts receivable	(19,097)	(10,423)
Prepaid expenses and other current assets	(6,476)	(5,788)
Other assets	(7,902)	(4,424)
Accounts payable	1,494	(30)
Accrued liabilities and deferred rent	(2,843)	1,182
Deferred revenue	12,992	11,499
Net cash provided by operating activities	52,476	43,618
Cash flows from investing activities:
Purchases of property and equipment	(33,643)	(21,303)
Purchases of marketable securities	(138,157)	(3,816)
Maturities of marketable securities	56,130	4,300
Payments for acquisitions	(9,125)	—
Net purchases of client funds securities	71,972	357,804
Net cash (used in) provided by investing activities	(52,823)	336,985
Cash flows from financing activities:
Repurchases of Common Stock	(29,685)	(30,743)
Net proceeds from issuances of Common Stock	2,729	2,340
Excess tax benefits from employee stock plan	13,130	15,910
Withholding taxes paid related to net share settlement of equity awards	(18,564)	(10,752)
Principal payments on capital lease obligations	(2,810)	(2,436)
Repayments of other borrowings	(200)	(367)
Net increase in client fund obligations	7,883	(357,804)
Net cash used in financing activities	(27,517)	(383,852)
Effect of exchange rate changes on cash	857	(773)
Net decrease in cash and cash equivalents	(27,007)	(4,022)
Cash and cash equivalents, beginning of period	109,325	108,298
Cash and cash equivalents, end of period	$82,318	$104,276

Supplemental disclosure of cash flow information:
Cash paid for interest	$208	$189
Cash paid for taxes	$1,223	$332

Non-cash investing and financing activities:
Capital lease obligations to acquire new equipment	$4,112	$3,749
Cash held in escrow for acquisition	$1,000	$—
Stock based compensation for capitalized software	$1,958	$1,418

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Non-GAAP operating income reconciliation:
Operating income	$8,463	$7,632	17,790	17,389
Operating income, as a % of total revenues	4.5%	5.2%	4.8%	6.0%
Add back:
Non-cash stock-based compensation expense	28,643	21,777	55,057	37,854
Non-cash amortization of acquired intangible assets	257	264	504	528
Non-GAAP operating income	$37,363	$29,673	$73,351	$55,771
Non-GAAP operating income, as a % of total revenues	20.0%	20.2%	19.6%	19.1%

Non-GAAP net income reconciliation:
Net income	$1,677	$3,657	$4,112	$7,817
Add back:
Non-cash stock-based compensation expense	28,643	21,777	55,057	37,854
Non-cash amortization of acquired intangible assets	257	264	504	528
Income tax effect of above two items	(7,834)	(7,336)	(15,026)	(12,605)
Non-GAAP net income	$22,743	$18,362	$44,647	$33,594

Non-GAAP net income, per diluted share, reconciliation: (1)
Net income, per diluted share	$0.06	$0.12	$0.14	$0.26
Add back:
Non-cash stock-based compensation expense	0.96	0.74	1.85	1.28
Non-cash amortization of acquired intangible assets	0.01	0.01	0.02	0.02
Income tax effect of above two items	(0.27)	(0.25)	(0.52)	(0.43)
Non-GAAP net income, per diluted share	$0.76	$0.62	$1.49	$1.13
Shares used in calculation of GAAP and non-GAAP net income per share:
Basic	28,895	28,591	28,860	28,587
Diluted	29,893	29,591	29,927	29,599
_________________________

(1)	The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income periods.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Ultimate’s management uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.

These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.

To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.

Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income, non-GAAP operating income, as a percentage of total revenues (or non-GAAP operating margin), non-GAAP net income and non-GAAP net income, per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:

Stock-based compensation expense. Ultimate’s non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock options and stock and stock unit awards recorded in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation.” For the three and six months ended June 30, 2016, stock-based compensation expense was $28.6 million and $55.1 million, respectively, on a pre-tax basis. For the three and six months ended June 30, 2015, stock-based compensation expense was $21.8 million and $37.9 million, respectively, on a pre-tax basis. Stock-based compensation expense is excluded from the non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates the comparison of results of ongoing operations for current and future periods with such results from past periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three and six months ended June 30, 2016, the amortization of acquired intangible assets was $0.3 million and $0.5 million, respectively. For the three and six months ended June 30, 2015 the amortization of acquired intangible assets was $0.3 million and $0.5 million, respectively. Amortization of acquired intangible assets is excluded from Ultimate’s non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.